The Exhibit Index begins on page 5.
     As filed with the Securities and Exchange Commission on August 4, 1999
                         Registration No. _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             ACME UNITED CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)

         Connecticut                                    06-0236700
         -----------                                    ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

75 Kings Highway Cutoff                                    06430
-----------------------                                    -----
Fairfield, CT                                            (Zip Code)
-------------
(Addresses of principal
executive offices)

        ACME UNITED CORPORATION DEFERRED COMPENSATION PLAN FOR DIRECTORS
               ACME UNITED CORPORATION DEFERRED COMPENSATION PLAN
                              FOR WALTER C. JOHNSEN
        ----------------------------------------------------------------
                              (Full title of plan)

(Name, address and telephone
number of agent for service)                   (Copy to:)

Ronald P. Davanzo                              James E. Rice, Esquire
Acme United Corporation                        Brody, Wilkinson and Ober, P.C.
75 Kings Highway Cutoff                        2507 Post Road
Fairfield, CT 06430                            Southport, CT 06490
(203) 332-7330                                 (203) 319-7100


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                               Proposed         Proposed
Title of                       maximum          maximum
securities        Amount       offering         aggregate       Amount of
to be             to be        price per        offering        registration
registered        registered   share            price           fee
--------------------------------------------------------------------------------

Common Stock
(par value         129,567     $1.9375          $251,036        $69.79
$2.50 per share)   shares       (1)              (1)             (1)

         (1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low prices of Acme United Corporation Common Stock on the American Stock Exchange on August 4, 1999 (i.e., $1.9375 per share).

<PAGE 2>

         PART I.    Information Required in the Section 10(a) Prospectus

         ITEM 1.    Plan Information*

         ITEM 2.    Registrant Information and Employee Plan Annual Information*

         PART II.   Information Required in the Registration Statement

         ITEM 3.    Incorporation of Documents by Reference

         The following documents have been filed by Acme United Corporation (the "Registrant") with the Securities and Exchange Commission and are incorporated herein by reference:

                  1. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to
                           Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Form 10K referred to above.

                  3. The description of Registrant's Common Stock contained in Registrant's S-1 Registration Statement No. 230682 filed with the Commission on November 7, 1968 and amended by Substantive Amendment No. 1 on December 31, 1968 and by Substantive Amendment No. 2 on January 31, 1969.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         ----------------
         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

<PAGE 3>

         ITEM 4.    Description of Securities

         A description of the Registrant's Common Stock has been incorporated by reference into this Registration Statement. See Item 3, above.

         ITEM 5.    Interests of Named Experts and Counsel

         None

         ITEM 6.    Indemnification of Directors and Officers

         Connecticut General Statutes Sections 33-771 through 33-778 provide for mandatory, permissive and court-ordered indemnification of directors who are parties to a proceeding. For purposes of these indemnification statutes a "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         A. Unless limited by its certificate of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The Registrant has no provision in its certificate of incorporation limiting the effect of this mandatory indemnification.

         B. A corporation may indemnify a person who is made a party to a proceeding because he is or was a director if: 1) he conducted himself in good faith; and 2) he reasonably believed (A) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (B) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         A corporation is authorized to indemnify a director in a specific case only after a determination has been made that indemnification of the director is permissible in the circumstances because he has met this standard of conduct set forth in the previous paragraph. This determination must be made: 1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; 2) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding; 3) by special legal counsel (a) selected by the board of directors or its committee, or (b) if a quorum of directors cannot be obtained and a committee cannot be designated as provided above, selected by majority vote of the full board of directors, in which selection directors who are parties may

<PAGE 4>
         participate; or 4) by the shareholders, but shares owned or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, these matters are to be determined by those entitled to select such counsel.

         A corporation may not, however, indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred by the director in connection with the proceeding.

         A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification; (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct; and (3) the corporation determines that the facts then known do not preclude indemnification. The director's obligation to repay must be a general unlimited obligation of the director but it need not be secured and may be accepted without any reference to financial ability.

         C. Unless a corporation's certificate of incorporation provides otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines: (1) The director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him, but if he was adjudged so liable his
         indemnification  is  limited  to  reasonable  expenses  incurred.   The
         Registrant has no provision in its certificate of incorporation limiting the effect of this provision.

         D. Officers who are not directors of the corporation are entitled to the same indemnification as directors. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is

<PAGE 5>
         permitted by its certificate of incorporation, by-laws, general or specific action of its board of directors, or contract.

         E. The corporation laws of Connecticut which provide, among other things, for the indemnification of directors and officers were substantially revised effective January 1, 1997.
          Indemnification under the prior law was always mandatory when the conditions for providing indemnification were met. In deference to the prior law, the current law provides that any corporation incorporated prior to January 1, 1997, shall, except to the extent that the certificate of incorporation expressly provides otherwise, provide its directors and officers with the full amount of indemnification that the corporation is permitted to provide to a director pursuant to the new law subject only to a determination that indemnification is permissible, as described above. The Registrant's certificate of incorporation does not contain any provision that would alter the scope of indemnification that directors or officers of corporations formed prior to January 1, 1997, are afforded under the new law.

         ITEM 7.    Exemption from Registration Claimed

         Not Applicable.

         ITEM 8.    Exhibits


              4(a) Acme United Corporation Deferred Compensation Plan for Directors
              4(b) Amendments to Acme United Corporation Deferred Compensation Plan for Directors
              4(c) Acme United Corporation Deferred Compensation Plan for Walter C. Johnsen.
              5 Opinion of Counsel Regarding the Legality of the Shares of Common Stock being Registered
              23(a) Consent of Counsel (included in Exhibit 5)
              23(b) Consent of Ernst & Young LLP, Independent Auditors
              23(c) Consent of PricewaterhouseCoopers LLP, Independent
                    Accountants

         ITEM 9.    Undertakings

         A. Rule 415 Offering.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect  in the  prospectus  any facts or events  arising after the

<PAGE 6>
                    effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

<PAGE 7>
         C. Securities and Exchange Commission Position on Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 4th day of August, 1999.


                                   Acme United Corporation



                                   By:/s/ Walter C. Johnsen
                                      ---------------------------
                                          Walter C. Johnsen
                                          President and Chief Executive Officer
                                          [Principal Executive Officer]

<PAGE 8>
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



         Signature                      Title                     Date
         ---------                      -----                     ----

/s/ Walter C. Johnsen               President, Chief Executive    August 2, 1999
------------------------------      Officer and Director
    Walter C. Johnsen

/s/ Gary D. Penisten                Chairman of the Board         August 3, 1999
------------------------------      and Director
    Gary D. Penisten

/s/ Ronald P. Davanzo               Vice President, Treasurer,    August 3, 1999
------------------------------      Secretary and Principal
    Ronald P. Davanzo               Financial Officer

/s/ William K. Gyuricsko            Controller                    August 3, 1999
------------------------------
    William K. Gyuricsko


/s/ Wayne R. Moore                  Director                      August 2, 1999
------------------------------
    Wayne R. Moore


/s/ George R. Dunbar                Director                      August 3, 1999
------------------------------
    George R. Dunbar


/s/ David W. Clark , Jr.            Director                      August 3, 1999
------------------------------
    David W. Clark, Jr.


/s/ Richmond Y. Holden, Jr.         Director                      August 3, 1999
------------------------------
    Richmond Y. Holden, Jr.

/s/ Peter H. Kamin                  Director                      August 4, 1999
------------------------------
    Peter H. Kamin

<PAGE 9>

         INDEX OF EXHIBITS ACCOMPANYING THE S-8 REGISTRATION STATEMENT


         Exhibit  Description                                        Sequential
                                                                     Page
                                                                     Number



         4(a) Acme United Corporation Deferred Compensation Plan for Directors 4(b) Amendments to Acme United Corporation Deferred Compensation Plan
               for Directors
         4(c) Acme United Corporation Deferred Compensation Plan for Walter C. Johnsen.
         5 Opinion of Brody, Wilkinson and Ober, P.C. Regarding the Legality of the Shares of Common Stock
         23(a) Consent of Brody, Wilkinson and Ober, P.C.*
         23(b) Consent of Ernst & Young LLP, Independent Auditors
         23(c) Consent of PricewaterhouseCoopers LLP, Independent Accountants


*Included in exhibit 5.


<PAGE 10>

                                  EXHIBIT 4(a)
                                  ------------

                             ACME UNITED CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


         Pursuant to the action taken by the Board of Directors at. its meeting on November 20, 1995, payment of Director's fees earned subsequent to November 19, 1995 shall be deferred until the Company completes four consecutive quarters with aggregate earnings per share of $.50 or more, the Company or one of its major businesses has been sold or a change in control of the Company has occurred. Until one of such events occurs, the fees as earned shall be accrued by the Company and when one of such events does occur, the accrued fees shall be paid as promptly as possible thereafter.

         Each Director shall be offered the option of receiving, when such fees become payable, (a) an amount equal to the fees earned during the period of deferral, or (b) the sum of (i) the amount of the fees earned during the period of deferral, plus or minus, as the case may be, (ii) the aggregate amount of the fees earned each month during the period of deferral times the Percentage Increase or Decrease in the Company's Stock Price index ("Index"). The "Percentage Increase or Decrease in the Index" shall mean the increase or decrease expressed as a percentage in the Index from the first business day of the month during which fees were earned and the Index on the last business day prior to the date of payment.

         The Index for any given day shall be the closing price on the American Stock Exchange for the Company's stock on such day.

         All payments pursuant to the Deferred Compensation Plan for Directors shall be without interest.
 .
         The amount of Director's fees shall be $1,500 ($2,500 as of January 1, 1998) per quarter plus $500 for each Board of Directors meeting attended. The fees earned for service on the Committees of the Board shall be $500 per Committee meeting and $500 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of the Executive Committee will earn an additional $500 per day to compensate for the broader responsibility and related effort.

<PAGE 11>
                                  EXHIBIT 4(b)
                                  ------------

                      AMENDMENT TO ACME UNITED CORPORATION
                       DEFERRED COMPENSATION FOR DIRECTORS
                              ADOPTED JUNE 24, 1997

         The Acme United Corporation Deferred Compensation Plan for Directors is amended by adding six new paragraphs after the current fourth paragraph and before the current final paragraph as follows:

         Notwithstanding, the foregoing, action taken by the board of directors on June 24, 1997 authorized that effective July 1, 1997 any fees that have been deferred under this plan will be paid when due in treasury shares. Less than full shares will be paid in cash. Treasury shares will be allocated each month based on the closing price of Acme United shares on the first day of the month during which the fees were earned divided into fees earned. Also approved on June 24, 1997 were two new long-term payout options.

         The first option authorizes deferral of receipt of treasury shares based on fees earned until the board member retires or otherwise departs from the board. If a major business is sold or a change of control of the company is imminent, at the discretion of the board the stock balance in each director's account can be distributed to the director or to his estate immediately prior to culmination of the transaction.

         The second option also authorizes deferral of receipt of treasury shares based on fees earned until the board member retires or otherwise departs from the board; however, the payout is deferred over a four year period. Upon departure from the board, 20% of the shares will be paid out immediately and the remainder will be paid in four equal installments over the next four anniversaries of the board member's departure. Early distribution of stock is as described in the previous paragraph. In the event of death, all stock will be distributed promptly to the director's estate,

         Those not electing the "long term payout option" and instead electing indexing either for prior or future fees will be paid in treasury shares at the time the earnings goals in paragraph one are attained, but in no case will the payout occur sooner than six months following the election.

         If dividends are paid prior to initiation of the distribution of shares, an amount equivalent to the dividends that would have been earned will be added to the deferred treasury stock calculation. The directors or their estates will be responsible for all taxes which might be due. The company will always maintain a sufficient number of treasury shares to cover the deferrals and will take action to ensure that all stock is registered.

         All directors who are not salaried employees of the company are eligible to participate.

<PAGE 12>
                                  EXHIBIT 4(c)
                                  ------------

                             ACME UNITED CORPORATION
                         DEFERRED COMPENSATION PLAN FOR
                                WALTER C. JOHNSEN

         Pursuant to the action taken by the Compensation Committee of the Board of Directors at its meeting on December 17, 1996, payment of a salary increase given Mr. Walter C. Johnsen of $30,000 per year effective January 1, 1997 shall be deferred until the company completes four consecutive quarters with aggregate earnings per share of $.50 or more, the company or one of its. major businesses has been sold or a change in control of the company has occurred. At the employee's discretion the above salary and any additional increases or bonuses can be deferred under this Agreement beyond accomplishment of the earnings goal.

         The deferred salary, when payable, will be the sum of (1) the amount of the salary increase earned during the period of deferral, and (ii) plus or minus, as the case may be, the aggregate amount of the increase earned each month during the period of deferral times the percentage increase or decrease in the company's stock price Index ("Index"). The percentage increase or decrease in the Index shall mean the increase or decrease expressed as a percentage in the Index from the first business day of the month during which fees were earned and the Index on the last business day prior to the date of payment. The Index for any given day shall be the closing price on the American Stock Exchange for the company's stock on such day. All payments pursuant to this plan shall be without interest.

         Notwithstanding the foregoing, action taken by the Board of Directors on July 29, 1997 authorized that effective August 1, 1997 any of the increase that has been deferred under this plan and appreciation, if any, will be paid when due in treasury shares. Less than full shares will be paid in cash.. Treasury shares will be allocated each month based on the closing price of Acme United shares on the first day of each month divided into the total salary increase earned during the month. If dividends are paid prior to initiation of the distribution of shares, an amount equivalent. to the dividends that would have been earned will be added to the deferred treasury stock calculation.

         Any time after one of the three events in paragraph one occurs all stocks earned will be distributed to Mr. Johnsen or his estate on demand. Mr. Johnsen or his estate will be responsible for all taxes which might. be due. The company will maintain. a sufficient number of treasury shares to cover the deferrals and will take action to ensure that all stock is registered. In no case will payout occur sooner than six months prior to the date this document is signed.

/s/ Gary D. Penisten     8/1/97        /s/ Walter C. Johnsen             8/11/97
-------------------------------        -----------------------------------------
    Gary D. Penisten      Date             Walter C. Johnsen               Date

<PAGE 13>

James E. Rice
Direct Line:  319-7112


   OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SHARES OF COMMON STOCK --
                                    EXHIBIT 5

                                                August 3, 1999

Acme United Corporation
75 Kings Highway Cutoff
Fairfield, CT 06430

Dear Sir or Madam:

         We have acted as counsel for Acme United Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Form S-8 Registration Statement (the "Registration Statement") relating to 129,567 shares of Common Stock, par value $2.50 per share, of the Company (the "Common Stock") to be offered pursuant to the Acme United
Corporation Deferred Compensation Plan for Directors and the Acme United Corporation Deferred Compensation Plan for Walter C. Johnsen (the "Plans").

         We have examined and are familiar with (i) the Articles of Incorporation and the Bylaws of the Company, (ii) the corporate proceedings authorizing the issuance of 129,567 shares of Common Stock pursuant to the Plans, and (ii) such other documents and instruments as we have considered necessary for the purposes of the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Connecticut.

         2. Upon issuance and delivery of the shares of Common Stock pursuant to the Plans, such shares will be validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion and our names in connection with the Registration Statement filed with the Securities and Exchange Commission to register the shares of Common Stock to be offered as aforesaid.

                                            Very truly yours,


                                            /s/ Brody, Wilkinson and Ober, P.C.
                                            -----------------------------------
                                                Brody, Wilkinson and Ober, P.C.
<PAGE 14>

Exhibit 23(b)




               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acme United Corporation Deferred Compensation Plan for Directors and Acme United Corporation Deferred Compensation Plan for Walter C. Johnsen of our report dated March 25, 1999, with respect to the consolidated financial statements and schedule of Acme United Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  ------------------------
                                                      Ernst & Young LLP


Hartford, Connecticut
July 30, 1999

<PAGE 15>
Exhibit 23(c)




         Consent of PricewaterhouseCoopers LLP, Independent Accountants


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements of Acme United Corporation and Subsidiaries on Forms S-8 of our report dated March 19, 1998, except as to the information presented in Note 2, for which the date is March 26, 1999, on our audits of the consolidated financial statements and financial statement schedule of Acme United Corporation and Subsidiaries as of December 31, 1997, and for the years ended December 31, 1997 and 1996, which appear in Acme United Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP
-------------------------------
    PricewaterhouseCoopers LLP


Hartford, Connecticut
August 2, 1999